                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                   __________________________________

                                FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): August 21, 1998

                  American Gaming & Entertainment, Ltd.
________________________________________________________________________
           (Exact Name of Registrant as Specified in Charter)


                                 Delaware
________________________________________________________________________
                    (State or Other Jurisdiction of
                     Incorporation or Organization)


   0-19049                                               74-2504501
________________________________________________________________________
 (Commission                                           (IRS Employer
 File Number)                                        Identification No.)


            One Woodland Avenue, Paramus, New Jersey 07652
________________________________________________________________________
               (Address of Principal Executive Offices)

  Registrant's telephone number, including area code:  (609) 822-8505
                                                       ______________

                             Not Applicable
________________________________________________________________________
(Former Name, Address and Former Fiscal Year, if Changed Since Last
                                 Report)



                                 1 of 4


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American Gaming & Entertainment, Ltd.
SEC Form 8-K

Item 5.  Other Events

On August 21, 1998, AMGAM Associates ("AMGAM"), American Gaming and
Resorts of Mississippi, Inc. ("AGRM"), each a wholly-owned subsidiary of the Registrant, the Official Committee of Unsecured Creditors of AMGAM Associates (the "AMGAM Committee"), the Official Committee of Unsecured Creditors of American Gaming and Resorts of Mississippi, Inc. (the "AGRM Committee") and the Registrant filed a joint plan of liquidation (the "Plan") for AMGAM and AGRM in the United States Bankruptcy Court for the Southern District of Mississippi (the "Bankruptcy Court"). The Plan incorporates a settlement agreement (the "Settlement Agreement") agreed to by the Registrant, AMGAM, AGRM, Shamrock Holdings Group, Inc. (Shamrock), the AMGAM Committee and the AGRM Committee. Pursuant to the Plan, the Registrant would transfer to a creditors trust for the holders of allowed claims in the bankruptcy proceedings of AMGAM and AGRM (excluding the Registrant and Shamrock) an undivided 25% ownership interest in the Gold Coast Casino barge and related leasehold improvements (the "Gold Coast Barge") and an agreement (as agreed to be amended, the "Charter Agreement"), with President Mississippi Charter Corporation ("PMCC") whereby PMCC is leasing the Gold Coast Barge from the Registrant, which assets will be held by a trustee (the "Mississippi Trustee"). The Mississippi Trustee would receive and disburse in accordance with the terms of the Plan all payments (a) received from PMCC under the Charter Agreement, including past due arrearages, (the "PMCC Payments") and
(b) with respect to the acquisition by PMCC from AMGAM of substantially all of the furniture, fixtures and equipment, including certain slot machines, formerly used in the operation of the Gold Shore Casino (the "FF&E Payments").

Pursuant to the Plan, each administrative and priority claim, as defined in the U.S. Bankruptcy Code (the "Code"), incurred in connection with the bankruptcy proceedings of AMGAM and AGRM would be paid in full from the respective estates of AMGAM and AGRM in accordance with statutory priorities pursuant to the Code.

Pursuant to the Plan, each secured claim (excluding a first preferred ship mortgage (the "Ship Mortgage") held by Shamrock on the Gold Coast Barge) would be either paid in full from the sale of the related collateral or satisfied in full by abandoning the collateral to the secured creditor.

Pursuant to the Plan, each unsecured claim, excluding any claims of the Registrant and Shamrock, ("Third Party Claims") would be paid from the assets of the respective estates of AMGAM and AGRM, including (a) the funds remaining in an escrow account for the benefit of the creditors of AMGAM and AGRM, (b) all FF&E Payments made since October 1, 1995, (c) an arrearage settlement payment of approximately $381,000 from PMCC, (d) a monthly payment of approximately $54,000 from the PMCC Payments (which total approximately $215,000 per month), retroactive to December 1, 1997 and through April 15, 2000, (e) 25% of the net proceeds of a sale of the Gold Coast Barge, if any, and (f) a payment of $82,000, to be paid equally by the Registrant and Shamrock. Most Third Party Claims would be paid on a pro rata basis, however, certain Third Party Claims would only be paid after all other Third Party Claims are paid.

Pursuant to the Plan, the Registrant's and Shamrock's unsecured claims and the Ship Mortgage (in the collective claimed amount of $33,000,000) would be paid from (a) an arrearage settlement payment of approximately $1,144,000 from PMCC, (b) a monthly payment of approximately $161,000 from the PMCC Payments, retroactive to December 1, 1997 and through April 15, 2000, and (c) 75% of the net proceeds of a sale of the Gold Coast Barge, if any. As previously disclosed, the Registrant has entered into an agreement with Shamrock pursuant to which Shamrock will receive
(a) 60% of any PMCC Payments, including the collective arrearage settlement payments from PMCC, and (b) 67.5% of any net proceeds from the sale of the Gold Coast Barge, if any, which amounts, collectively, will reduce the Registrant's indebtedness to Shamrock.


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Pursuant to the Plan, all equity interests in AMGAM and AGRM would be canceled as of the effective date of the Plan.

The amounts to be paid to creditors would be subject to the claim allowance process in the AMGAM and AGRM bankruptcies, pursuant to which all allowed claim amounts, in the order set forth above, would be fixed for purposes of distributions under the Plan.

There can be no assurance that that the creditors in the AMGAM and AGRM bankruptcy proceedings will approve the Plan in accordance with the provisions of the Code or that the Plan will thereafter be confirmed by the Bankruptcy Court.

For further information regarding AMGAM, AGRM and the Registrant's investments in Mississippi, see the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        American Gaming & Entertainment, Ltd.
                        ____________________________________
                        (Registrant)

DATE:     August 25, 1998


                    By:  J. DOUGLAS WELLINGTON
                         _______________________
                         J. DOUGLAS WELLINGTON
                         President and Chief Executive Officer and
                         Principal Accounting Officer